Exhibit 10.2

Dated November 26, 2024

COLLATERAL MANAGEMENT AGREEMENT

between

VCC CLO 1, LLC
as Issuer

and

VARAGON CAPITAL CORPORATION

as Collateral Manager

(i)

COLLATERAL MANAGEMENT AGREEMENT

This COLLATERAL MANAGEMENT AGREEMENT, dated as of November 26, 2024 (the “Agreement”), is entered into by and between VCC CLO 1, LLC, a Delaware limited liability company (together with successors and assigns permitted hereunder, the “Issuer”), and VARAGON CAPITAL CORPORATION, a Maryland corporation, as collateral manager (together with its successors and assigns, the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to issue, pursuant to an indenture and security agreement to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and State Street Bank and Trust Company, as Collateral Trustee (as defined therein), both Secured Notes and Subordinated Notes (collectively, the “Notes”);

WHEREAS, the Class A Loans (the “Class A Loans”) will be incurred pursuant to a class A credit agreement dated as of the date hereof (the “Credit Agreement”), among the Issuer, as borrower, the Collateral Trustee, State Street Bank and Trust Company, as loan agent (the “Loan Agent”) and the Class A Lenders party thereto from time to time;

WHEREAS, the Class B Loans (the “Class B Loans” and, together with the Secured Notes and the Class A Loans, the “Secured Debt” and the Secured Debt, together with the Subordinated Notes, the “Debt”) will be incurred pursuant to a class B credit agreement dated as of the date hereof (the “Class B Credit Agreement” and, together with the Class A Credit Agreement, the “Credit Agreements”), among the Issuer, as borrower, the Collateral Trustee, the Loan Agent and the Class B Lenders party thereto from time to time;

WHEREAS, pursuant to the Indenture, the Issuer intends to pledge to the Collateral Trustee for the benefit of the Secured Parties certain Collateral Obligations, Eligible Investments, any Workout Loans or Equity Securities acquired or received in connection with the Collateral Obligations and its rights under any Hedge Agreements, together with certain other contract rights, amounts on deposit in certain accounts, certain other assets and the proceeds thereof;

WHEREAS, the Issuer is authorized to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to provide such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time request; and

WHEREAS, the Issuer desires to engage the Collateral Manager to provide the services described herein and the Collateral Manager has the capacity to provide such services, is prepared to perform such services upon the terms and conditions set forth herein and desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.

“Advisers Act” shall mean the United States Investment Advisers Act of 1940, as amended.

“Affiliate Transaction” shall mean each transaction in which the Collateral Manager or its Affiliate acting as principal (within the meaning of the Advisers Act) buys or sells a Collateral Obligation from the Issuer for its own account.

“Affiliate ” shall have the meaning given to such term in the Indenture, provided that when used herein with respect to the Collateral Manager, “Affiliate” shall include the BDC Advisor.

“Agreement” shall mean this Collateral Management Agreement, as amended from time to time in accordance with the terms hereof.

“BDC Advisor” shall mean VCC Advisors, LLC, a Delaware limited liability company.

“Class A Credit Agreement” shall have the meaning specified in the recitals.

“Class A Loans” shall have the meaning specified in the recitals.

“Class B Credit Agreement” shall have the meaning specified in the recitals.

“Class B Loans” shall have the meaning specified in the recitals.

“Collateral Management Fees” shall mean, collectively, the Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Collateral Management Fee.

“Collateral Manager Breach” shall mean (A) a material breach of this Agreement by the Collateral Manager by reason of acts or omissions which constitute bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, its obligations hereunder, or (B) the incurrence of a Loss that arises out of or is based upon any untrue statement or omission of a material fact in the Collateral Manager Information contained in the Offering Circular.

“Collateral Manager Information” shall mean the information provided by the Collateral Manager for use in the Offering Circular under the headings entitled “Risk Factors—Relating to the Collateral Manager,” “Risk Factors—Certain Conflicts of Interest Relating to the Collateral Manager, the BDC Advisor and their affiliates, clients and service providers—The Issuer will be subject to various conflicts of interest involving the Varagon Entities,” “The Collateral Manager,” “The Transferor” and “The Depositor.”

“Collateral Manager Parties” shall mean, the Collateral Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees or agents.

“Credit Agreements” shall have the meaning specified in the recitals.

“Cross Transactions” shall mean Transactions for the Issuer’s account in which a security or other property is sold to or purchased from an Other Account.

“Cumulative Deferred Collateral Management Fees” shall mean, collectively, the Cumulative Deferred Senior Collateral Management Fee and the Cumulative Deferred Subordinated Collateral Management Fee.

“Cumulative Deferred Senior Collateral Management Fee” shall mean, the cumulative amount of the Senior Collateral Management Fee which the Collateral Manager has elected to defer on prior Payment Dates and which has not been paid.

“Cumulative Deferred Subordinated Collateral Management Fee” shall mean, the cumulative amount of the Subordinated Collateral Management Fee which the Collateral Manager has elected to defer on prior Payment Dates and which has not been paid.

“Current Deferred Collateral Management Fees” shall mean, collectively, the Current Deferred Senior Collateral Management Fee and the Current Deferred Subordinated Collateral Management Fee.

“Current Deferred Senior Collateral Management Fee” shall mean, the deferral of payment of any or all of the Senior Collateral Management Fee otherwise due and payable on any Payment Date, as elected by the Collateral Manager, in its sole discretion.

“Current Deferred Subordinated Collateral Management Fee” shall mean, the deferral of payment of any or all of the Subordinated Collateral Management Fee otherwise due and payable on any Payment Date, as elected by the Collateral Manager, in its sole discretion.

“Debt” shall have the meaning specified in the recitals.

“Incentive Collateral Management Fee” shall mean, a fee, which is payable only on a Payment Date on or after the date that the Incentive Management Fee Threshold has been met, equal to the product of if the amount of the Outstanding Subordinated Notes held by the U.S. Retention Holder is 100%, 0% and otherwise, 20%, in each case, of the Interest Proceeds and Principal Proceeds available for distribution under Section 11.1(a)(i)(S), Section 11.1(a)(ii)(Q) and Section 11.1(a)(iv)(S) of the Indenture on such Payment Date.

“Indemnified Party” shall mean, each of the Collateral Manager Parties.

“Indemnifying Party” shall mean, with respect to Section 9 hereof, the Issuer.

“Indenture” shall have the meaning specified in the recitals.

“Independent Agent” shall mean an independent agent appointed by the Issuer from time to time and initially Donald J. Puglisi, in its capacity as independent agent; provided that any such Independent Agent must be unaffiliated with the Collateral Manager.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Loan Agent” shall have the meaning specified in the recitals.

“Losses” shall mean, with respect to any Person, any and all expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) incurred by such Person.

“Notes” shall have the meaning specified in the recitals.

“Other Account” shall mean any account, fund or investment vehicle (other than the Issuer) managed, established, sponsored or advised by a Varagon Entity.

“Personnel” shall mean, collectively, principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents.

“Secured Debt” shall have the meaning specified in the recitals.

“Senior Collateral Management Fee” shall mean, a fee, payable in arrears on each Payment Date, equal to the product of 0.20% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period related to such Payment Date.

“Subordinated Collateral Management Fee” shall mean, a fee, payable in arrears on each Payment Date, equal to the product of 0.10% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period related to such Payment Date.

“Supermajority” shall mean, with respect to any Class or Classes of Debt, the holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class or Classes.

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer in accordance with the terms of this Agreement, including, without limitation, (i) selecting and acquiring Collateral Obligations and Eligible Investments, (ii) supervising, investing and reinvesting the Assets, and (iii) instructing the Collateral Trustee with respect to any disposition or tender of a Collateral Obligation, Eligible Investment, Workout Loan or Equity Security by the Issuer.

“Varagon Entities” shall mean the Collateral Manager, the BDC Advisor and their respective Affiliates including the BDC Advisor’s ultimate parent Man Group plc and its Affiliates.

Section 2. Duties of the Collateral Manager. The Collateral Manager shall provide services to the Issuer as follows:

(a)  General Duties. Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager agrees to supervise and direct the investment and reinvestment of the Assets, and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer under the Indenture, including, without limitation, the furnishing of Issuer Orders and providing such certifications as agent of the Issuer as may be required under the Indenture with respect to permitted purchases and sales of Collateral Obligations, Workout Loans, Equity Securities and Eligible Investments and the execution of hedge agreements (to the extent the Issuer is permitted to enter into hedge agreement pursuant to the Indenture); and the Collateral Manager shall have the power to execute and deliver all other necessary and appropriate documents and instruments as agent on behalf of the Issuer with respect thereto.

(b)  Standard of Care. The Collateral Manager shall, subject to the terms and conditions of the Indenture and this Agreement, perform its obligations hereunder and under the Indenture in good faith with reasonable care and (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and for others with similar objectives and policies, and (ii) to the extent not inconsistent with the foregoing, in accordance with its existing customary standards, policies and procedures in performing its duties hereunder; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this paragraph except to the extent such failure would result in liability pursuant to Section 9(a).

(c)  Amendments to Indenture and Other Transaction Documents. The Issuer agrees that it will not permit to become effective any amendment to the Indenture or any other Transaction Document unless the Collateral Manager has been given prior written notice of such amendment and has consented thereto in writing. While the Issuer is in compliance with the terms of this Agreement, the Collateral Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions to be performed by it hereunder and the Collateral Manager shall be bound to follow the terms of any amendment to the Indenture or the other Transaction Documents; provided that in each case the Collateral Manager has expressly consented to such amendment in writing and has received a copy of such amendment.

(d)  Selection of Assets. Subject to the terms and conditions of this Agreement and the Indenture, the Collateral Manager shall (i) select the Collateral Obligations, Workout Loans, Equity Securities and Eligible Investments to be acquired by the Issuer; (ii) invest and reinvest the Assets and facilitate the acquisition and settlement of Collateral Obligations by the Issuer; (iii) advise the Issuer with respect to interest rate risk and cash flow timing, including selecting and negotiating Hedge Agreements to the extent the Issuer is permitted to enter into Hedge Agreements pursuant to the Indenture; (iv) monitor the Assets and instruct the Collateral Trustee with respect to any disposition or tender of any Asset by the Issuer in accordance with the Indenture; and (v) provide to the Collateral Trustee and the Issuer certain information required to be prepared and delivered pursuant to the Indenture. The Collateral Manager shall have no obligation to perform any duties other than as expressly specified herein, or in the provisions of the Indenture applicable to it, and the Collateral Manager shall be subject to no implicit obligations of any kind.

(e)  Monitoring; Procuring and Distributing Information. The Collateral Manager shall monitor the Assets on behalf of the Issuer and, on an ongoing basis, provide (or cause to be provided) to the Collateral Trustee and the Issuer all opinions, reports, schedules and other data which the Issuer or the Collateral Manager is required to prepare and deliver under the Indenture, substantially in the form and containing such information required thereby. In addition, the Collateral Manager shall, on behalf of the Issuer and to the extent reasonable and practicable, from sources of information normally available to it, be responsible for (i) obtaining any information concerning whether a Collateral Obligation has become a Defaulted Obligation; (ii) providing any Rating Agency, in the event such Rating Agency is requested by the Issuer to provide information with respect to the rating of an obligation, with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to provide such rating; and (iii) providing the Rating Agencies rating the Debt with any information the Collateral Manager has or can reasonably obtain which is necessary in order for such Rating Agency to confirm its respective ratings of any Debt as required under the Indenture. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the obligors of the Collateral Obligations, the Rating Agencies, the Collateral Trustee, the Loan Agent and the Collateral Administrator) and to any confidentiality restrictions with respect thereto.

(f)  Direction of Collateral Trustee. The Collateral Manager may, in its sole discretion and subject to and in accordance with the provisions of the Indenture and this Agreement, take on behalf of the Issuer, or direct the Collateral Trustee to take, the following actions with respect to the Assets:

(i) purchase and retain any Asset;

(ii) sell or otherwise dispose of any Asset in the open market or otherwise as permitted under the terms hereof and under the terms of the Indenture;

(iii) if applicable, tender any Asset pursuant to an Offer;

(iv) if applicable, consent or withhold consent to any proposed exchange, workout, amendment, modification or waiver relating to any Asset;

(v)  retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;

(vi)  waive any default with respect to a Defaulted Obligation;

(vii)  vote to accelerate the maturity of a Defaulted Obligation;

(viii)  subject to its obligations in Section 5, participate in a committee or group formed by creditors of an obligor under any Asset; or

(ix)  exercise any other rights or remedies with respect to the Assets as permitted by law, its terms or as provided in the related Underlying Instruments or take any other action not inconsistent with the terms of the Indenture.

(g)  Disposition of Assets. Subject to the satisfaction of the requirements of this Agreement and the Indenture, upon the disposition of any Asset (or any security or property received in exchange therefor), the Collateral Manager shall direct the Collateral Trustee to apply such amounts in accordance with the Indenture to the purchase of one or more Collateral Obligations, Workout Loans, Equity Securities or Eligible Investments or as otherwise permitted by the Indenture. In addition, the Collateral Manager may determine in its sole discretion (i) whether, in light of the composition of the Collateral Obligations, general market conditions and other pertinent factors, the investment of Principal Proceeds in additional Collateral Obligations within the foreseeable future would be either impractical or not beneficial to the Holders of the Subordinated Notes and (ii) whether all or a portion of the Principal Proceeds will be allocated to a Special Redemption of the Debt on any Payment Date during the Reinvestment Period pursuant to Section 9.6 of the Indenture.

(h)  Performance Through Third Parties. In providing services hereunder, the Collateral Manager may, in its sole discretion, employ third parties (including its Affiliates), selected with reasonable care, to render advice and assistance to the Issuer and to perform any of its duties hereunder. Such third parties employed by the Collateral Manager shall be in addition to the Collateral Administrator employed by the Issuer pursuant to the Collateral Administration Agreement, the accountants appointed on behalf of the Issuer pursuant to the Indenture, and any additional agents and counsel employed by the Issuer pursuant to the Indenture; and to the maximum extent permitted under applicable law, the Collateral Manager shall not be liable for the acts or omissions of any such third party employed or appointed by the Issuer.

(i)  Further Agreements. The Collateral Manager hereby agrees not to institute against, or join any other Person in instituting against the Issuer any involuntary bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all the Debt, provided, however, that nothing in this clause (i) shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

(j)  Issuer to Cooperate with Collateral Manager. In furtherance of Section 2(a) through Section 2(i):

(i)  the Issuer shall cooperate fully with the Collateral Manager and shall execute, certify, swear to, acknowledge, deliver, file, consent to, waive rights under, receive and record any and all documents as directed by the Collateral Manager that, in the sole and complete discretion of the Collateral Manager, the Collateral Manager deems appropriate or necessary in connection with the Collateral Manager’s powers and duties under this Agreement; and

(ii)  the Issuer shall execute and deliver to or on behalf of the Collateral Manager as the Collateral Manager may direct, or cause to be executed and delivered to or on behalf of the Collateral Manager as the Collateral Manager may request, all such instruments set forth in Section 2(j)(i) as the Collateral Manager may request in connection with the Collateral Manager’s powers and duties under this Agreement.

(k)  Limitations on Authority. Notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities of the Issuer. Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by this Agreement or the other Transaction Documents; provided that, subject to Sections 2 through 5 hereof, the foregoing clauses (i) through (iv) shall not limit the Collateral Manager’s ability to acquire Collateral Obligations, Eligible Investments, Workout Loans and Equity Securities pursuant to and in accordance with this Agreement and the other Transaction Documents or to direct the sale thereof pursuant to and in accordance with this Agreement and the other Transaction Documents. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture. Nothing in this Section 2(k) shall prohibit the Collateral Manager from issuing instructions to the trustee or securities intermediary to effect or to settle any bills of sale, assignments, investment instructions, agreements and other instruments in connection with any acquisition, investment, sale or other disposition of any Asset of the Issuer as permitted under the Transaction Documents and the terms hereof.

Section 3. Purchase and Sale Transactions; Brokerage. (a) Arm’s Length Transactions. The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction by it, on behalf of the Issuer, including any Transaction with Affiliates, to be on the same or better economic and other material terms and conditions as would have governed such Transaction were it conducted with a third party and negotiated on an arm’s length basis.

(b) Best Execution. The Collateral Manager will use all commercially reasonable efforts to seek to obtain the best execution for each order placed with respect to any Transaction, considering all relevant circumstances, including without limitation, if applicable, the conditions or terms of early redemption of the Debt and the Subordinated Notes. Subject to the objective of obtaining best execution (as indicated above), the Collateral Manager may cause the Issuer to pay a broker-dealer an amount of commission or other compensation for effecting a Transaction for the account of the Issuer. The Collateral Manager has sole discretion over the purchase and sale of investments (including the size of such transactions) and the broker or dealer, if any, to be used to effect transactions. “Best execution” means obtaining for the Issuer the lowest total cost (in purchasing a security) or highest total proceeds (in selling a security), subject to the circumstances of the transaction and the quality and reliability of the executing broker or dealer.

In selecting brokers or dealers, the Collateral Manager generally will consider various factors, including: the reputation, experience and financial stability of the broker-dealer; the ability to maintain the Issuer’s anonymity; the ability to provide competitive pricing; the size and timing of the transaction; the ability and willingness to commit capital and provide prompt and accurate execution and settlement; whether the broker-dealer makes a market in a security and/or finds sources of liquidity; the nature of the market for the security and the difficulty of execution; the broker-dealer’s trading expertise, including its ability to minimize total trading costs and to trade without unduly impacting the market; the belief that the broker-dealer charges a fair and reasonable fee for each trade, and that the Issuer has been treated fairly and honestly in prior trades; and the quality of execution, quality of the broker-dealer relationship, quality of service rendered by the broker-dealer in prior transactions, the broker-dealers experience and speed of execution, as well as any “research” services provided to the Collateral Manager, which includes research reports, trade seminars and access to certain professionals available to the Collateral Manager in connection with effecting transactions.

(c) “Soft Dollar” Arrangements. The Collateral Manager has no formal arrangements with specific brokers or dealers to receive research or other services beyond transaction execution in exchange for brokerage commissions from client transactions (so called “soft dollar” arrangements). However, brokers or dealers may be selected who provide research reports and services to the Collateral Manager, including: proprietary broker-dealer company research and analyses; oral and written reports, statistics and advice about the economy, industries and individual securities’ or company investment opportunities; and reports on underwriting activity, bank rates, loan defaults, loan new issuance volumes and other capital markets statistics, both of which may be attractive for the Issuer or to the Collateral Manager; and opportunities to confer with company management. In accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, broker-dealers providing such services may be paid commissions on transactions for the Issuer in excess of those that other broker-dealers not providing such services might charge so long as the Collateral Manager determines in good faith the amount of commissions is reasonable in relation to the value of the brokerage and research services provided, taking into account all of the accounts over which the Varagon Entities exercise investment discretion. Recognizing the value of the brokerage and research services provided, the Collateral Manager may allow a brokerage commission or negotiated term in excess of that which another broker might have charged for effecting the same transaction.

(d) Review of Broker Relationships; Brokerage Through Affiliates. The Collateral Manager will periodically evaluate the overall reasonableness of the brokerage commissions and negotiated terms paid to or made with broker-dealers with respect to client transactions by, among other things, seeking to compare such commissions and terms with the commission rates and negotiated terms being charged by and entered into with other comparable broker-dealers. The Collateral Manager will also periodically review the past performance of the broker-dealers with whom it has placed orders to execute the Issuer’s transactions in light of the factors discussed above. The Collateral Manager is hereby authorized to execute some or all of the Transactions for the Issuer’s account with or through itself or any of its Affiliates as agent or as principal as the Collateral Manager in its sole discretion shall determine, and may execute Transactions in which the Varagon Entities have interests as described in Section 8; provided that such Transactions shall be effected for the fair value of the applicable asset (or in the case of a sale or transfer of an asset to an Affiliate of the Collateral Manager, at the “readily available market quotation” (as such term is defined in Rule 2a-5(c) of the Investment Company Act) of the asset in accordance with the requirements of Rule 17a-7 under the Investment Company Act) determined in accordance with the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time. In all such dealings, the Varagon Entities shall be authorized and entitled to retain any commissions, remuneration or profits that may be made in such Transactions, subject to the applicable limits of the Investment Company Act, and shall not be liable to account for the same to the Issuer, and the Collateral Manager’s fees shall not be abated thereby.

(e) Agency Cross Transactions; Affiliate Transactions. The Varagon Entities are also authorized to effect Cross Transactions, provided that all such Cross Transactions are effected in compliance with applicable law and so long as the Collateral Manager believes such Cross Transaction to be fair to the Issuer and such Other Account. In a Cross Transaction, the Collateral Manager or its Affiliate may act as an investment adviser or broker for, and may receive commissions or other compensation from, both the Issuer and the other party to the Transaction, and will have a potentially conflicting division of loyalties and responsibilities to both parties. The Collateral Manager or its Affiliates will not receive any commissions or compensation in a Transaction where it is participating to acquire or dispose of assets. The Collateral Manager may determine that it is appropriate to address such conflicts by purchasing or selling an Asset at a fair value that has been calculated pursuant to the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time. The Issuer’s prior consent to a Cross Transaction is not required and normally will not be obtained where no Varagon Entity receives compensation other than the Collateral Manager’s fees under this Agreement for effecting the Cross Transaction, to the extent such fees are permitted under the Investment Company Act. The consent of the Issuer to any Cross Transaction requiring such consent may be obtained from the Independent Agent of the Issuer or from the Issuer. The consent described in the prior sentence may be a blanket authorization, so long as it is revocable at any time. Without limiting the foregoing, the Collateral Manager, on behalf of and for the account of the Issuer, may with the consent of the Issuer sell Collateral Obligations to, or buy Collateral Obligations from, the Collateral Manager, any Affiliate of the Collateral Manager or any fund managed by Affiliates of the Collateral Manager (some or all of which Affiliates or funds may be owned in part by the Personnel or Affiliates of the Collateral Manager) in Affiliate Transactions, provided that each such Affiliate Transaction has been approved prior to its completion by an Independent Agent in accordance with Section 3(g). All Affiliate Transactions shall be effected for the fair value of the applicable asset (or in the case of a sale or transfer of an asset to an Affiliate of the Collateral Manager, at the “readily available market quotation” (as such term is defined in Rule 2a-5(c) of the Investment Company Act) of the asset in accordance with the requirements of Rule 17a-7 under the Investment Company Act) determined in accordance with the Collateral Manager’s policies and procedures applicable thereto and as in effect at such time.

(f) Disclosed Matters. In addition to the foregoing, the Varagon Entities may also conduct other transactions for their own account, for the account of their Affiliates, for the account of the Issuer or for the accounts of third parties and will endeavor to resolve conflicts arising therefrom in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and applicable law as disclosed in the Collateral Manager Information.

(g)  Affiliate Transaction Procedures. The following procedures shall apply to an Affiliate Transaction:

(i) The Issuer shall engage an Independent Agent for the purpose of reviewing and approving any Affiliate Transaction.

(ii) The Collateral Manager shall deliver to the Issuer and the Independent Agent information describing in sufficient detail the particulars of the proposed Affiliate Transaction, including the Collateral Manager’s determination of the fair value thereof, and any other information the Independent Agent reasonably requests with respect to each applicable Collateral Obligation that is necessary to make the determination whether to approve such Affiliate Transaction on behalf of the Issuer.

(iii) The Independent Agent on behalf of the Issuer shall review the information delivered in clause (ii) and shall approve or disapprove the proposed Affiliate Transaction and such approval or disapproval shall be communicated in writing to the Issuer and the Collateral Manager.

(iv) In the event that the Independent Agent shall disapprove the Affiliate Transaction, the Issuer shall be deemed not to have consented to such transaction.

(v) In the event that the Independent Agent shall approve the Affiliate Transaction, the Issuer will be deemed to have consented to such Affiliate Transaction for all purposes (including for all purposes under the Advisers Act (if applicable)) and the Collateral Manager may cause the acquisition of the applicable Collateral Obligations included in such Affiliate Transaction;

provided, that if the Collateral Manager adopts policies and procedures across its Other Accounts for purposes of obtaining independent consent to Affiliate Transactions or similar transactions, the Collateral Manager may, instead of complying with the procedures described above in this Section 3(g), follow such policies and procedures so long as (x) such policies and procedures are in accordance with the requirements of the Advisers Act and (y) the Collateral Manager has notified the Issuer of such policies and procedures and the Issuer has not objected within 30 days of such notice.

Section 4. Conflicts of Interest and Issuer Acknowledgment of Conflicts of Interest. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager. In addition to those described in Section 3 above, the Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Collateral Manager as described in this Agreement, the Indenture or the Offering Circular, as applicable (including the Collateral Manager Information) provided by the Issuer for the Notes; provided that nothing in this Section 4 shall be construed as expanding the duties of the Collateral Manager as set forth herein or under applicable law.

Section 5. Obligations of Collateral Manager. Subject to the terms of the Indenture and to Section 9 hereof, the Collateral Manager shall use all commercially reasonable efforts to ensure that no action is taken by it, and shall not intentionally take any action, which it knows would (a) materially adversely affect the status of the Issuer for purposes of U.S. federal or state law or any other law which, in the Collateral Manager’s good faith judgment is applicable to the Issuer, (b) be in violation of the Issuer’s organizational documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, or the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act (it being understood that the Collateral Manager has elected to be treated as a “regulated investment company” within the meaning of the Code) or (e) result in the Issuer violating any material term of the Indenture.

It is understood that (x) the Collateral Manager Parties shall not be liable to the Issuer, the Collateral Trustee, any Secured Party or any other Person except as provided in Section 9 and (y) in connection with the foregoing the Collateral Manager shall not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or the conduct of its business generally. The Collateral Manager need not take any action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action.

Section 6. Compensation. (a) On each Payment Date, the Collateral Manager shall be entitled to receive, for services rendered and performance of its obligations under this Agreement:

(i) subject to subsections (c) and (d) below, the Senior Collateral Management Fee;

(ii) subject to subsections (c) and (d) below, the Subordinated Collateral Management Fee; and

(iii) the Incentive Collateral Management Fee.

(b) Each of the Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Collateral Management Fee shall be payable subject to and in accordance with the Priority of Payments as set forth in the Indenture. The Senior Collateral Management Fee and Subordinated Collateral Management Fee shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If on any Payment Date there are insufficient funds to pay the Senior Collateral Management Fee then due in full, the amount not so paid shall be deferred and will be payable on subsequent Payment Dates in accordance with the Priority of Payments, without interest. If amounts distributable on any Payment Date in accordance with the Priority of Payments are insufficient to pay the Subordinated Collateral Management Fee in full (other than as a result of a waiver or deferral of such Subordinated Collateral Management Fee by the Collateral Manager), then a portion of the Subordinated Collateral Management Fee equal to the shortfall will be deferred and will accrue interest at a rate of the Benchmark for the applicable period plus 3.00% per annum and will be payable on subsequent Payment Dates on which funds are available therefor according to the Priority of Payments.

(c) Any Current Deferred Collateral Management Fee for such Payment Date will be distributed as Interest Proceeds or, at the option of the Collateral Manager, as Principal Proceeds. After such Payment Date, any Current Deferred Collateral Management Fee will be added to the Cumulative Deferred Collateral Management Fee. Any Cumulative Deferred Senior Collateral Management Fee or any Cumulative Deferred Subordinated Collateral Management Fee will be payable, without interest, on any subsequent Payment Date at the election of the Collateral Manager to the extent funds are available for such purpose in accordance with the Priority of Payments and, in the case of the Cumulative Deferred Senior Collateral Management Fee, subject to Section 11.1(a)(i) of the Indenture. Any election to defer the Collateral Management Fee may also take the place of written standing instructions to the Collateral Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date.

(d) The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee, payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Collateral Administrator and the Collateral Trustee no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Collateral Management Fee may also take the place of written standing instructions to the Collateral Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date.

(e) If this Agreement is terminated pursuant to Section 15 or 16 or otherwise, any accrued and unpaid Collateral Management Fees or Cumulative Deferred Collateral Management Fees will immediately become due and payable in accordance with the Priority of Payments on the next Payment Date (and, to the extent unpaid, on subsequent Payment Dates) to the outgoing Collateral Manager; provided that with respect to the Incentive Collateral Management Fee, any Incentive Collateral Management Fee payable on the Payment Date occurring immediately following the date of such termination shall be payable in accordance with the Priority of Payments on such Payment Date or any Payment Date thereafter to the terminated Collateral Manager and the successor Collateral Manager pro rata based on the number of days each served as Collateral Manager during the Collection Period in which this Agreement is terminated.

(f) Notwithstanding anything to the contrary in this Section 6 and/or this Agreement, and any other Transaction Documents, the Collateral Manager agrees to waive all Collateral Management Fees payable to it for so long as Varagon Capital Corporation is the Collateral Manager under this Agreement.

Section 7. Expenses. (a) Up-Front Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.

(b) On-Going Expenses. Unless otherwise specified herein (including clause (i) of the following sentence) or in the Indenture, the Collateral Manager shall be responsible for its ordinary rent and office expenses incurred in connection with the performance of its obligations pursuant to this Agreement. Except as set forth in the preceding sentence, to the extent funds are available therefor in accordance with the Priority of Payments, the Collateral Manager may advance payments on behalf of the Issuer for administrative expenses and shall be entitled to be paid and reimbursed by the Issuer for all costs and expenses whatsoever incurred by the Collateral Manager in connection with the performance of its obligations hereunder or incurred in connection with the transactions contemplated hereby or by the Indenture, including, without limitation, any and all of the following: (i) any fees, expenses or other amounts payable to counsel, consultants, rating agencies, accountants, loan pricing services, and any other professionals and service providers, (ii) specialty and custom software expenses for the monitoring of the Collateral Obligations, Eligible Investments and other assets of the Issuer, (iii) the expenses of exercising observation rights (including through a representative) pursuant to Section 14, (iv) data services fees of the Collateral Manager and (v) any other fees and expenses associated with the Issuer’s investment activities and operations.

(c) Allocation of Expenses. In the event the Collateral Manager has incurred any fees or expenses that are otherwise allocable to one or more entities (in addition to the Issuer) to which the Collateral Manager provides management or advisory services, the Collateral Manager may allocate to each such entity or entities a portion of such fees and expenses, based on its own internal policies and its good faith determination as to the appropriate allocation of such fees and expenses. Any such allocation may be made based upon good faith by the Collateral Manager and its Personnel.

Section 8. Services to Other Issuers; Certain Affiliated Activities. (a) The relationship between the Collateral Manager and the Issuer as described in this Agreement permits, expressly as set forth herein, the Varagon Entities to act in multiple capacities (i.e., act as principal or agent in addition to acting on behalf of the Issuer), and, subject only to the Collateral Manager’s execution obligations set forth in Section 3, to effect Transactions with or for the Issuer’s account in instances in which the Varagon Entities may have multiple interests. In this regard, the Issuer acknowledges that the Collateral Manager is part of a multi-national organization engaged in a broad range of lending, investment and other activities, including pursuing investments for its own account, for other accounts and for the accounts of associated funds and providing other services to these funds, and as such, the Varagon Entities may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held for the Issuer’s account. Any of Varagon Entities may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held on the Issuer’s behalf, and a Varagon Entity will be engaged as agent, underwriter or original lender for Assets that the Issuer will purchase, sell or hold. At times, these activities may cause a Varagon Entity to give advice to clients that may cause these clients to take actions adverse to the interests of the Issuer. The Varagon Entities may act in a proprietary capacity with long or short positions, in investments of all types, including those that may be purchased, sold or held by the Issuer. Such activities could affect the prices and availability of the investments that the Collateral Manager seeks to buy or sell for the Issuer’s account, which could adversely impact the financial returns of the Issuer in respect of Assets. The Varagon Entities may give advice, and take action, with respect to any of the Varagon Entities’ clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Collateral Manager’s advisory accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to Transactions effected for the Issuer. In resolving these potential conflicts, the Collateral Manager will use reasonable efforts to ensure that the Issuer is treated fairly and equitably over time, consistent with the Collateral Manager’s allocation policies and procedures, taking into account, among other things, the Collateral Manager’s obligations to its other client account(s) either by law or agreement. However, the Collateral Manager shall not be obligated to cause the Issuer to invest in a particular opportunity even if such opportunity is of a character which is suitable for the Issuer, and the Collateral Manager shall have the right to take for its own account or for the account of any of its clients, or to recommend to other individuals or entities, any such particular investment opportunity.

(b) The Issuer acknowledges that the ability of the Varagon Entities to effect and/or recommend Transactions may be restricted by applicable regulatory requirements in the United States, Canada or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Collateral Manager will not initiate or recommend certain types of Transactions in certain investments when a Varagon Entity is performing investment related services or other services or when aggregated position limits have been reached and the Issuer will not be advised of that fact. Without limitation, when a Varagon Entity is engaged in investment related services with respect to the obligations, liabilities or securities of a company, the Collateral Manager may, in certain circumstances, be prohibited from purchasing or selling or recommending the purchase or sale of loans of that company for its clients.

Without limitation, the Varagon Entities may also be prohibited from effecting Transactions for the Issuer’s account with or through its Affiliates, from acting as agent for another customer as well as the Issuer in respect of a particular Transaction, or from acting as the counterparty in a Transaction with the Issuer. If not prohibited, the Collateral Manager is nonetheless not required to effect Transactions for the Issuer’s account with or through the Collateral Manager’s Affiliates and other clients of the Collateral Manager and/or its Affiliates or in instances in which the Collateral Manager or its Affiliates have multiple interests.

(c) Nothing herein shall prevent the Collateral Manager or its Affiliates or any Varagon Entity from engaging, to the extent permitted by law and not prohibited by the Indenture, in other businesses or from rendering services of any kind to the Issuer and its Affiliates, the Collateral Trustee, the Holders or any other Person or entity, including those transactions disclosed in the Collateral Manager Information in the Offering Circular prepared on behalf of the Issuer for the Notes. There is no limitation or restriction on the ability of the Collateral Manager or any of its Affiliates now or in the future to act as Collateral Manager (or in a similar role) to other Persons.

Without prejudice to the generality of the foregoing, the Varagon Entities or any Varagon Entity’s Personnel, may, subject to the provisions of this Agreement, among other things:

(i) serve as directors (whether supervisory or managing), principals, officers, employees, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or Affiliate of any obligor of any of the Collateral Obligations, Workout Loans or Eligible Investments or any issuer of an Equity Security, to the extent not prohibited under the terms thereof or by any resolutions duly adopted by the Issuer, its Affiliates, any obligor of any of the Collateral Obligations, Workout Loans or Eligible Investments or any issuer of an Equity Security pursuant to their respective Underlying Instruments;

(ii) receive fees for services of whatever nature rendered to the obligor of any of the Collateral Obligations, Workout Loans or Eligible Investments or the issuer of any Equity Security;

(iii) be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;

(iv) be a secured or unsecured creditor of, or hold an equity interest in (x) the Issuer or any Affiliate thereof or (y) any obligor of any Collateral Obligation, Workout Loan or Eligible Investment or any issuer of an Equity Security;

(v) sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation, Workout Loan or Equity Security from, the Issuer while acting in the capacity of principal or agent;

(vi) underwrite, act as an agent or distributor of, initial lender or purchaser with respect to, or make a market in, any Collateral Obligation, Workout Loan, Equity Security or Eligible Investment; and

(vii) serve as a member of any “creditors’ committee” with respect to any Defaulted Obligation or Eligible Investment.

(d) The Issuer acknowledges and agrees that:

(i) the Varagon Entities have proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or that engage in transactions in the same types of loans and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities;

(ii) obligors of loans held by the Issuer may have publicly or privately traded securities or other debt, including securities or other debt that are senior to, or have interests different from or adverse to, the loans that are pledged to secure the Debt, in which the any Varagon Entity is an investor or makes a market;

(iii) the trading activities of the Varagon Entities may be carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held, or may result in a Varagon Entity having an interest in the applicable obligor adverse to that of the Issuer;

(iv) the Varagon Entities may create, write or issue derivative instruments with respect to which the underlying loans may be those in which the Issuer invests or that may be based on the performance of the Issuer; and

(v) the Varagon Entities and their Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in Transactions for the Issuer’s account and other activities for themselves and other clients and their own accounts, and the Collateral Manager’s fees as set forth in this Agreement shall not be abated or otherwise affected thereby.

(e)  The Issuer acknowledges and agrees that, from time to time at the Collateral Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other Varagon Entities or form investment policy committees comprised of such Personnel, and the performance of Personnel obligations related to their consultation with the Collateral Manager could conflict with their areas of primary responsibility within the Varagon Entities. In connection with their activities with the Collateral Manager, the Issuer understands that such Personnel may receive information regarding the Collateral Manager’s proposed investment activities that is not generally available to the public. However, there will be no obligation on the part of such Personnel to make available for use by advisory accounts any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Varagon Entities will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Varagon Entities shall have no obligation to recommend for purchase or sale by the Issuer any investment that the Varagon Entities or Personnel may purchase for themselves or for any other clients except as otherwise required by any exemptive order received from the U.S. Securities and Exchange Commission. The Varagon Entities shall have no obligation to seek to obtain any material nonpublic information about any obligor, and, in accordance with applicable securities laws and regulations, to effect Transactions for the Issuer on the basis of any material nonpublic information as may come into its possession.

The Issuer acknowledges that certain Personnel may possess information relating to particular obligors who have issued Collateral Obligations, Eligible Investments, Workout Loans or Equity Securities, which information is not known to Personnel of the Collateral Manager who are responsible for monitoring the Collateral Obligations, Eligible Investments, Workout Loans or Equity Securities and performing the other obligations of the Collateral Manager under this Agreement, and the Issuer agrees that the Varagon Entities shall have no obligation to share any such information, opportunity or idea with such Personnel or the Issuer.

Section 9. Limits of Collateral Manager Responsibility; Reliance; Indemnification.

(a) Limits of Responsibility. (i) The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it, subject to the standard of conduct described in the next succeeding sentence, and shall not be responsible for (1) any action of the Issuer or the Collateral Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager or (2) any action taken or omitted to be taken by the Collateral Manager at the express direction of the Issuer, the Collateral Trustee or any other Person entitled under the Indenture to give direction to the Collateral Manager. The Collateral Manager Parties shall not be liable to the Issuer, the Administrator, the Collateral Trustee, the Loan Agent, the Collateral Administrator, any Secured Party or the Holders of the Debt or any other Persons for (1) any Losses incurred, or for any decrease in the value of the Assets, as a result of the actions taken or recommended, or for any omissions (including any failure to act if such action would be prohibited by the Indenture or this Agreement), by the Collateral Manager or its Affiliates or their respective Personnel under this Agreement or the Indenture, except resulting from a Collateral Manager Breach or (2) any Losses due to any mistake, negligence, misconduct or bad faith of any broker or other agent of the Issuer selected by the Collateral Manager with reasonable care.

(ii) In no event shall the Collateral Manager be liable for any consequential, punitive, exculpatory or treble damages or lost profits.

(iii) The Collateral Manager shall be fully protected in relying in good faith upon the books and records of the Issuer and upon such information, opinions, reports or statements presented to the Issuer by any of its officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers and other independent experts) as to matters the Collateral Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Issuer, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Issuer or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be made.

(iv) The Collateral Manager shall be fully protected in relying upon any document signed in the appropriate manner by an appropriate Person with respect to any instruction, direction or approval of the Issuer or the Collateral Trustee and may also rely on opinions of its counsel with respect to any such instruction, direction or approval. The Collateral Manager shall also be fully protected when acting upon any instrument, certificate or other document that the Collateral Manager believes to be genuine and to be signed or presented by the appropriate Person or Persons. The Collateral Manager shall be under no duty to make any investigation or inquiry as to any statement contained in writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Collateral Manager believes the same to be genuine.

(v) Notwithstanding anything in this Agreement or the Indenture to the contrary, any obligation of the Collateral Manager to apply commercially reasonable efforts in purchasing and disposing of Collateral Obligations and Eligible Investments and the performance of its other duties under this Agreement and the Indenture shall permit the Collateral Manager to take into account its investment decision-making process and any other considerations it deems appropriate.

(b) Reliance. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it believes in good faith to be genuine.

(c) Indemnification. To the maximum extent allowed under applicable law, including, without limitation, as applicable, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any and all Losses, as incurred, in respect of or arising from (i) the issuance or incurrence, as applicable, of the Debt, (ii) the transactions described in the Offering Circular, the Indenture, the Credit Agreements or this Agreement, (iii) any action or failure to act by any Indemnified Party, or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any omission or alleged omission to state a material fact necessary to make the statements in the Offering Circular, in light of the circumstances under which they were made, not misleading; provided that with respect to the foregoing indemnity, the Issuer shall not be liable for any Losses to the extent such Losses arise out of or are based upon any Collateral Manager Breach. The obligations of the Issuer under this Section 9 to indemnify any Indemnified Party for any Losses or liabilities will be payable solely out of the Assets in accordance with the Priority of Payments and shall survive termination of this Agreement.

(d) Indemnification Procedures. An Indemnified Party shall (or with respect to the Collateral Manager’s Affiliates and the Personnel of the Varagon Entities, the Collateral Manager shall cause such Indemnified Party to) notify promptly the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 9, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under this Section 9 unless and to the extent that the Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses that would have mitigated such Losses and (ii) shall not, in any event, relieve the Indemnifying Party of any obligations to any Person entitled to indemnity pursuant to this Section 9 other than the indemnification obligations provided for in this Section 9.

(e) Waiver of Indemnification. In the event that any Indemnified Party expressly waives in writing its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(f) Non-Waivable Obligations of Indemnification. It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law. Notwithstanding anything to the contrary contained herein, the provisions of this Section 9 shall not be construed so as to provide for the exculpation of the Collateral Manager or the indemnification of the Issuer or the Collateral Manager for any liability (including liability under U.S. federal securities laws), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law or such indemnification may not be demanded under applicable law, but shall otherwise be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by applicable law.

Section 10. Records. The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer and the accountants appointed pursuant to the Indenture at a mutually agreed time during the Collateral Manager’s normal business hours and upon not less than five (5) Business Days’ prior notice; provided that the Collateral Manager shall not be obligated to provide access to any nonpublic information if it determines in good faith that the disclosure of such information would violate any applicable law, regulation or contractual arrangement.

Section 11. Benefit of the Agreement. The Collateral Manager agrees that its obligations under this Agreement shall be enforceable by the Issuer and, following an Enforcement Event, the Collateral Trustee on behalf of the Secured Parties.

Section 12. No Partnership or Joint Venture. The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

The Collateral Manager shall be, for all purposes herein, deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

Section 13. Representations and Warranties. (a) Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i) The Issuer has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, has full limited liability company power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the other Transaction Documents or the Debt would require such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii) The Issuer has full limited liability company power and authority to execute and deliver this Agreement, the Indenture, the other Transaction Documents and the Debt and perform all obligations required hereunder and thereunder and has taken all necessary action to authorize this Agreement, the Indenture, the other Transaction Documents and the Debt on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the other Transaction Documents and the Debt and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with this Agreement, the Indenture, the other Transaction Documents or the issuance of the Debt, is required by the Issuer in connection with this Agreement, the Indenture, the other Transaction Documents or the Debt or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the other Transaction Documents or the Debt or the obligations imposed upon it hereunder or thereunder. This Agreement, the Indenture, the other Transaction Documents and the Debt constitute, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not (x) violate (A) any provision of any existing law or regulation binding on the Issuer, (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, (C) the organizational documents of, or any securities issued by, the Issuer, (D) of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have, in the case of any of (A) through (D) above, a material adverse effect on the business, operations, assets or financial condition of the Issuer, and (y) result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)  The Issuer is not an “investment company” which is required to be registered under the Investment Company Act.

(v) The Issuer is not in violation of its organizational documents or in breach or violation of or in default under the Indenture, the other Transaction Documents or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the Indenture or the performance by the Issuer of its duties hereunder or thereunder.

(vi) [Reserved].

(vii)  [Reserved].

(viii) There is not pending or, to the Issuer’s knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

(ix) True and complete copies of the Transaction Documents executed on the Closing Date and the governing instruments of the Issuer have been made available to the Collateral Manager or its counsel (and the Issuer agrees to deliver a true and complete copy of each amendment to the documents referred to in this clause (ix) to the Collateral Manager as promptly as practicable after its adoption or execution).

(x)  The Offering Circular, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to the Collateral Manager Information.

(b)  Representations and Warranties of the Collateral Manager. The Collateral Manager hereby represents and warrants to the Issuer as follows:

(i) The Collateral Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager; or the performance by the Collateral Manager of its duties hereunder or thereunder.

(ii) [Reserved].

(iii) The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture, will be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture, will constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iv) The Collateral Manager Information contained in the final Offering Circular as of its date, and as of the Closing Date does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Offering Circular does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant under the Securities Act.

(c) So long as the Secured Debt is Outstanding, the Collateral Manager shall indirectly retain, via its 100% ownership of all of the equity interests in the Depositor, 100% of the Outstanding Subordinated Notes and shall not transfer, and cause and permit the Depositor to transfer, such Subordinated Notes unless it receives in connection with such proposed transfer written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Manager to register as an investment adviser under the Advisers Act.

Section 14. [Reserved].

Section 15. Term; Termination. (a) Automatic Termination. This Agreement shall continue in force until the first of the following occurs: (i) the payment in full of the Secured Debt and the redemption in whole of the Subordinated Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders of the Debt; or (iii) the effective date of the resignation of the Collateral Manager or the removal of the Collateral Manager for “cause” as described below.

(b) Effectiveness of Removal or Resignation of Collateral Manager. In the absence of the circumstances described in Section 15(a)(i) or (ii), no termination of this Agreement or any removal or resignation of the Collateral Manager shall be effective until written acceptance of appointment by a successor Collateral Manager and the effective assumption by such successor Collateral Manager of the duties of the Collateral Manager have been received.

(c) Resignation by Collateral Manager. Notwithstanding any other provision hereof to the contrary, this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 90 days’ (or as such shorter notice as is acceptable to the Issuer) prior written notice to the Issuer, the Rating Agencies and the Collateral Trustee (who shall forward such notice to the Holders); provided that, while any Secured Debt remains Outstanding, no such termination or resignation shall be effective until written acceptance of appointment by a successor Collateral Manager and the effective assumption by such successor Collateral Manager of the duties and obligations of the Collateral Manager have been received.

(d) Appointment of a Successor Collateral Manager. Within 30 days of the resignation, termination or removal of the Collateral Manager pursuant to Section 15 or 16 while any of the Debt is Outstanding, the Holders of a Majority of the Subordinated Notes shall propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) to the Issuer by delivering notice thereof to the Collateral Trustee, the Issuer and the Collateral Manager, and notice of such proposal shall be given by or on behalf of the Issuer to the Holders of the Controlling Class. A Majority of the Controlling Class shall have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Collateral Trustee, the Issuer and the Collateral Manager and notice of such rejection shall be given by or on behalf of the Issuer to the Holders of the Subordinated Notes. If no such notice of objection is received by the Collateral Trustee within such time period, such proposed successor collateral manager proposed by a Majority of the Subordinated Notes shall be appointed. If, however, such notice of objection is received by the Collateral Trustee within such time period, a Majority of the Controlling Class may propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) by delivering notice thereof to the Collateral Trustee, the Issuer and the Collateral Manager, and notice of such proposal will be given by or on behalf of the Issuer to the Holders of the Subordinated Notes. A Majority of the Subordinated Notes will have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Collateral Trustee, the Issuer and the Collateral Manager and notice of such rejection will be given by or on behalf of the Issuer to the Holders of the Controlling Class. If no such notice of objection is received by the Collateral Trustee within such time period, the successor collateral manager proposed by a Majority of the Controlling Class shall be appointed. If, however, such notice of objection is received by the Collateral Trustee within such time period, a Majority of the either the Controlling Class or the Subordinated Notes may propose a successor collateral manager that satisfies the criteria set forth in Section 15(e) by delivering notice thereof to the Collateral Trustee, the Issuer and the Collateral Manager, and notice of such proposal will be given by or on behalf of the Issuer to the Holders of (i) the Subordinated Notes if the successor collateral manager was proposed by the Controlling Class or (ii) the Controlling Class if the successor collateral manager was proposed by the Subordinated Notes. A Majority of the Subordinated Notes or the Controlling Class, as applicable, will have 30 days from receipt of such notice to object to such successor collateral manager by delivery of notice of such objection to the Collateral Trustee, the Issuer and the Collateral Manager and notice of such rejection will be given by or on behalf of the Issuer to the Holders of the Subordinated Notes or the Controlling Class, as applicable. If no such notice of objection is received by the Collateral Trustee within such time period, the successor collateral manager proposed by a Majority of the Controlling Class or a Majority of the Subordinated Notes, as applicable, will be appointed Collateral Manager; provided that if no successor collateral manager has been successfully appointed within 120 days of the resignation, termination or removal of the Collateral Manager, the resigning Collateral Manager, the Collateral Trustee or any Holder of Debt may petition any court of competent jurisdiction for the appointment of a successor collateral manager. Any proposal and appointment of a successor Collateral Manager pursuant to this Section 15(d) shall be subject to the requirements of Section 15(e).

(e) Eligible Successor Requirements. Any successor collateral manager shall be an institution that (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager, (ii) is legally qualified and has the capacity to act as Collateral Manager and assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture and (iii) by its appointment will not cause or result in the Issuer or any portion of the Assets becoming required to register under the provisions of the Investment Company Act. Notwithstanding the foregoing, following the removal or resignation of the Collateral Manager, no successor Collateral Manager may assume the duties of the Collateral Manager unless the Issuer and the Collateral Trustee have received confirmation that the Global Rating Agency Condition is satisfied with respect to the appointment of such successor Collateral Manager and the successor collateral manager has accepted its appointment in writing under a collateral management agreement substantially the same as this Agreement.

(f) Acceptance of Appointment by Successor Collateral Manager. Upon the acceptance by a successor Collateral Manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 2(i), 6(e), 9, 17(a), 18, 33 and 35. Upon expiration of the applicable notice period with respect to termination specified in this Section 15 or Section 16, as applicable, and upon the acceptance by a successor Collateral Manager of such appointment, all authority and power of the Collateral Manager under this Agreement and the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Collateral Manager upon the appointment thereof. Nevertheless, the Collateral Manager shall take such steps as may be reasonably necessary to transfer such authority and power.

(g) Survival. If this Agreement is terminated pursuant to this Section 15, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 2(i), 6(e), 9, 17, 18, 33 and 35, which provisions shall survive the termination of this Agreement.

Section 16. Termination for Cause. This Agreement may be terminated, and the Collateral Manager may be removed by the Issuer or the Collateral Trustee for cause, upon thirty (30) days’ prior written notice to the Collateral Manager at the direction of a Supermajority of the Controlling Class. Notice of such removal for cause shall be delivered by or on behalf of the Issuer to the Holders of each Class of Debt. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 16, such term shall mean only any one of the following events:

(a) willful violation or willful breach by the Collateral Manager of any provision of this Agreement or the Indenture applicable to the Collateral Manager;

(b) violation by the Collateral Manager of any material provision of this Agreement or the Indenture applicable to the Collateral Manager (other than as covered by the preceding clause (a) and it being understood that the failure of any Coverage Test, Investment Criteria or Collateral Quality Test is not such a violation) which violation (1) has a material adverse effect on the Holders of any Debt and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager having actual knowledge of, or receiving notice from the Issuer or the Collateral Trustee of, such violation, or, if such violation is not capable of cure within 30 days but is capable of being cured in a longer period, the Collateral Manager fails to cure such violation within the period in which a reasonably prudent person could cure such violation, but in no event greater than 60 days from when the initial 30-day period commenced;

(c) the Collateral Manager or the BDC Advisor is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager or the BDC Advisor (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or the BDC Advisor or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager or the BDC Advisor and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager or the BDC Advisor without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(d) the occurrence of any act constituting fraud or criminal negligence and resulting in a conviction for a felony offense materially related to the investment activity by the Collateral Manager or the BDC Advisor or any such conviction of any managing director of the Collateral Manager or the BDC Advisor who has direct supervisory responsibility for the investment activities of the Issuer; or

(e) the occurrence of an Event of Default specified in clause (a) or (b) of the definition of Event of Default set forth in the Indenture which default is directly the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement or under the Indenture, and which default is not cured within any applicable cure period set forth in the Indenture.

Section 17. Action Upon Termination. (a) From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination and its pro rata portion of any Incentive Collateral Management Fee payable after the date of termination, as provided in Section 6(e), and shall be entitled to receive any amounts owing under Sections 6, 7 and 9. Upon such termination, the Collateral Manager shall as soon as practicable deliver to the Issuer all property and documents of the Collateral Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager.

The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager) upon receipt of appropriate indemnifications and expense reimbursement.

(b) The Issuer agrees that it shall give each Rating Agency then rating the Debt notice of any resignation or removal of the Collateral Manager under this Agreement and of the appointment of any successor collateral manager.

Section 18. Use of Name. (a) The Collateral Manager hereby grants the Issuer a non-exclusive, non-transferable license to use the name “VCC” as part of the name of the Issuer and in offering memoranda, statements and reports to investors and other documents with respect to the Issuer. It is understood that the name “VCC” and any logo associated with those names is the valuable property of the Collateral Manager. From and after either (i) the effective date of termination of this Agreement or (ii) the date on which the Collateral Manager ceases to be Varagon Capital Corporation or an Affiliate of Varagon Capital Corporation, the Collateral Manager shall be entitled to direct the Issuer to cease to use the “VCC” name and logo and to take such action as may be necessary to change its name and to eliminate all references to such names and logos in the Issuer’s statements and reports to investors and other documents in respect of the Issuer as promptly as possible thereafter. In addition, the Collateral Manager, without the consent of the Issuer, may change the name of the Collateral Manager.

(b) The Collateral Manager may use and authorize other companies to use “VCC CLO 1, LLC” in their name without restriction.

Section 19. Assignments. (a) Assignment by the Collateral Manager with Consent. Subject to Section 2(h) and except as provided in Section 19(b), (c) and (d), the Collateral Manager may not assign any of its rights or responsibilities under this Agreement without obtaining (x) satisfaction of the Global Rating Agency Condition, (y) the written consent of a Majority of the Controlling Class and (z) the written consent of the Issuer acting at the direction of a Majority of the Subordinated Notes.

(b) Assignment by Collateral Manager Without Consent. The Collateral Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations under this Agreement to any Affiliate without such written consent or satisfaction of the Global Rating Agency Condition required by Section 19(a) so long as such Affiliate (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and the Indenture (or access to such Personnel so qualified); (ii) is legally qualified and has the capacity to act as Collateral Manager under this Agreement; (iii) has the systems and technology, or rights to the systems and technology, necessary to perform the duties and obligations being assigned or delegated to it; and (iv) performs its obligations under this Agreement using substantially the same team of individuals (or a team of individuals with substantially comparable expertise and experience) that would have performed such obligations had the assignment not occurred. Notwithstanding the foregoing, the assignment by the Collateral Manager of any or all of its rights or the delegation of any or all of its obligations under this Agreement to any Affiliate will require prompt notification to each Rating Agency. Notwithstanding the foregoing, the Issuer hereby acknowledges that the Collateral Manager has engaged the BDC Advisor as its external advisor, and that certain asset management functions of the Collateral Manager hereunder will be performed by the BDC Advisor or its investment professionals pursuant to such engagement.

(c) Regulatory Assignment. Notwithstanding the foregoing, if a change of control occurs in respect of the Collateral Manager or its parent and an assignment is deemed to have occurred under the Advisers Act solely as a result of such change of control (any such assignment, a “Regulatory Assignment”), the Issuer shall have the authority, with notice to the Rating Agency and the consent of a Majority of the Subordinated Notes, to consent to such Regulatory Assignment in its sole discretion and without regard to the foregoing conditions.

(d) Assignment and Survival of Certain Obligations. Any assignment made in accordance with this Agreement shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer, the Collateral Trustee and each Rating Agency a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligation pursuant to this Agreement, except with respect to its obligations arising under Section 9 prior to such assignment and for any Losses in respect of or arising out of a Collateral Manager Breach.

(e) Assignment by Issuer. This Agreement shall not be assigned by the Issuer without, the prior written consent of the Collateral Manager and a Majority of each Class of Debt, and notice to each Rating Agency, except in the case of assignment by the Issuer (i) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder, or (ii) to the Collateral Trustee as contemplated by the Indenture. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

Section 20. Notices. Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by facsimile or by e-mail) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of notice by facsimile or electronic mail, when received in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile or electronic mail message), in each case addressed as set forth below:

(a) If to the Issuer:

VCC CLO 1, LLC

c/o Varagon Capital Corporation

151 West 42nd Street, 53rd Floor

New York, New York

Attention:	Robert Bourgeois and Afsar Farman-Farmaian
Telephone:	+(1) 212-235-2600
Electronic mail:	Robby.Bourgeois@man.com and Afsar.Farman-Farmaian@man.com

(b)  If to the Collateral Manager:

c/o Varagon Capital Corporation

151 West 42nd Street, 53rd Floor

New York, New York

Attention:	Robert Bourgeois and Afsar Farman-Farmaian
Telephone:	+(1) 212-235-2600
Electronic mail:	Robby.Bourgeois@man.com and Afsar.Farman-Farmaian@man.com

(c)  If to the Collateral Trustee, the Holders, or the Rating Agencies, in the manner specified in the Indenture.

Any party may alter the address, telecopy number or email address to which communications or copies are to be sent by giving notice to the other parties of such change in conformity with the provisions of this Section 20 or the Indenture, as applicable, for the giving of notice.

Section 21. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

Section 22. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 23. Amendment. This Agreement may be modified or amended only by an agreement in writing by the parties hereto and upon receipt of (x) satisfaction of the Global Rating Agency Condition and (y) the prior written consent of a Majority of each Class of Debt materially and adversely affected thereby (such determination to be made in the same manner as determining whether an amendment to the Indenture materially and adversely affects the Debt of a Class). Notwithstanding the foregoing, the parties hereto, without the consent of any Holders, but with prior written notice to each Rating Agency, may amend or modify any provision of this agreement to (i) reflect a change that is of an inconsequential nature, (ii) correct inconsistencies, typographical or other errors, defects or ambiguities, (iii) conform this Agreement to the Offering Circular or the Indenture (as it may be amended from time to time) or (iv) reflect a change that is necessary or desirable to conform to any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation (including, without limitation, ERISA, the Code, the Advisers Act, the Securities Act, the Exchange Act and the Investment Company Act) of any U.S. federal or state agency or contained in any U.S. federal or state statute.

Section 24. Conflict with the Indenture. In the event that this Agreement requires any action to be taken by the Issuer with respect to any matter and the Indenture requires that a different action be taken by the Issuer with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

Section 25. Subordination and Assignment. The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture and each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

Section 26. Governing Law; Submission to Jurisdiction; Venue, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

With respect to Proceedings relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 20 (INCLUDING BY REFERENCE TO THE INDENTURE) OF THIS AGREEMENT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 27. Indulgences Not Waivers. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 28. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 29. Execution in Counterparts. This Agreement may be executed in any number of counterparts by scanned signature, facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 30. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 31. Number and Gender. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 32. [Reserved].

Section 33. Non Recourse. Notwithstanding any other provision of this Agreement to the contrary, no recourse shall be had for the payment of any amount owing in respect of this Agreement against any member, manager, officer, director, employee, authorized person, stockholder or incorporator of the Issuer. All obligations of the Issuer under this Agreement shall constitute limited recourse obligations of the Issuer. Recourse in respect of any obligations of the Issuer hereunder shall be limited to the Assets distributed in accordance with the Priority of Payments. Upon the exhaustion of the Assets, all remaining claims against the Issuer arising from this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive.

Section 34. Attorney-in-Fact. To the extent necessary or appropriate to perform its duties hereunder, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments in the name and on behalf of the Issuer with respect thereto. The Issuer hereby delegates to the Collateral Manager all powers, duties and responsibilities with regard to the management and administrative services to be provided to the Issuer as contemplated by Sections 2 and 3. In furtherance of the foregoing, the Issuer hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution (any person in favor of which such power of substitution shall be exercised being referred to as a “Subattorney”), as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents (including tax documents and documents in connection with compliance with any applicable implementing legislation in any relevant jurisdiction), and to make any payment, which the Collateral Manager reasonably deems necessary or appropriate in connection with its duties under this Agreement and (b) to (1) vote in its discretion any Assets, (2) execute proxies, waivers, consents and other instruments with respect to such Assets, (3) endorse, transfer or deliver such investments, (4) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, winding-up, class action, plan or reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such investments and (5) exercise the rights and remedies of the Issuer under the Hedge Agreements, if any. This grant of power of attorney is coupled with an interest and, to the extent permitted by applicable law, irrevocable, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer; provided, however, that this grant of power of attorney shall expire, and the Collateral Manager and any Subattorney shall cease to have any power to act as the Issuer’s agent or attorney-in-fact, upon termination of this Agreement or, in the case of a Collateral Manager that has resigned or that has been removed, as applicable, under the terms hereunder, upon the effectiveness of such resignation or removal. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general.

Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; or (iii) the Collateral Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer; or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents or in connection with the acquisition, sale or disposal of the Issuer’s Assets.

Section 35. Confidential Information. The Collateral Manager and the Issuer shall each keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer or the Collateral Manager (as applicable), (ii) as required by law, regulation, court order, request by a governmental or self-regulatory agency with jurisdiction over the Collateral Manager or the Issuer, as applicable, or the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, or the Issuer, as applicable, (iii) to its members, partners, principals, directors, officers, agents, employees, managers, accountants, attorneys and other professional advisers, and to any third party that it may from time to time employ or to which it may from time to time delegate some of its obligations hereunder, and to the Collateral Administrator, (iv) as required under the terms of the Indenture, (v) such information as a Rating Agency shall reasonably request in connection with the rating of any of the Debt, for so long as such Class of Debt is outstanding and is rated by such Rating Agency, (vi) to potential buyers in connection with the sale of Debt or (vii) such information as shall have been publicly disclosed other than in violation of this Agreement or the Indenture or shall have been obtained by the Collateral Manager or the Issuer, as applicable, on a non-confidential basis. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (1) that it is serving as collateral manager of the Issuer, (2) the aggregate principal amount of the Issuer’s assets, (3) the internal rate of return generated with respect to the Issuer’s assets and (4) such other information about the Issuer, the Assets and the Debt as is customarily disclosed by managers of similarly situated collateralized loan obligation funds. For purposes of this Section 35, none of the Holders shall in any event be considered “non-affiliated third parties”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Varagon Capital Corporation,
as Collateral Manager

By:	/s/ Robert J. Bourgeois
	Name:	Robert J. Bourgeois
	Title:	Chief Financial Officer

Signature Page to Collateral Management Agreement

VCC CLO 1, LLC,
as Issuer

By: VCC CLO 1 Depositor, LLC, its sole member

By: Varagon Capital Corporation, its sole member

By:	/s/ Robert J. Bourgeois
	Name:	Robert J. Bourgeois
	Title:	Chief Financial Officer

Signature Page to Collateral Management Agreement

EXHIBIT A

LIST OF INDEX

Advisers Act	2
Affiliate	2
Affiliate Transaction	2
Agreement	1, 2
BDC Advisor	2
Collateral Management Fees	2
Collateral Manager	1
Collateral Manager Breach	2
Collateral Manager Information	2
Cross Transactions	3
Cumulative Deferred Collateral Management Fees	3
Cumulative Deferred Senior Collateral Management Fee	3
Cumulative Deferred Subordinated Collateral Management Fee	3
Current Deferred Collateral Management Fees	3
Current Deferred Senior Collateral Management Fee	3
Current Deferred Subordinated Collateral Management Fee	3
Incentive Collateral Management Fee	3
Indemnified Party	3
Indemnifying Party	3
Indenture	1, 4
Independent Agent	4
Issuer	1
Losses	4
Notes	4
Other Account	4
Personnel	4
Senior Collateral Management Fee	4
Subattorney	32
Subordinated Collateral Management Fee	4
Supermajority	4
Transaction	4
Varagon Entities	5